Exhibit 3.1

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
WIRELESS HOLDINGS, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is WIRELESS HOLDINGS, INC. (the “Corporation”).

2. The following amendment to the Articles of Incorporation was duly adopted on October 20, 2006 by the directors of the Corporation and by the shareholders of the Corporation on October 23, 2006 in the manner prescribed by Section 607.1003 of the Act.

ARTICLE I

The name of the Corporation is H2Diesel Holdings, Inc.

3. The number of votes cast in favor of this amendment by the shareholders was sufficient for approval.

4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain unchanged.

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IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation of WIRELESS HOLDINGS, INC. effective this 27th day of November, 2006.

WIRELESS HOLDINGS, INC.

By: /s/ Lee S. Rosen

Name: Lee S. Rosen
Title: Chairman